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                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT


               This Agreement is made by and between The Bank of Hemet, a corporation (hereinafter referred to as "Employer"), and Kevin R. Farrenkopf (hereinafter referred to as "Employee") to be effective on and as of April 19, 2001.

                                    RECITALS

        A. Employer is a corporation which is engaged in the banking business at facilities located in Riverside County, California.

        B. Employee has experience in the banking industry managing financial institutions.

        C. Employer desires to employ Employee as Executive Vice President and Chief Operating Officer of Employer upon the terms and conditions hereinafter set forth. Employee hereby desires to accept employment as Executive Vice President and Chief Operating Officer upon such terms and conditions.

        OPERATIVE PROVISIONS

        NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties as hereinafter set forth, it is agreed:

        1.     Purpose and Agreement.

               The purpose of this Agreement is to define the relationship between Employer and Employee. Employer hereby employs Employee and Employee hereby accepts employment by Employer, upon all of the terms and conditions of this Agreement.

        2.     Employee's Duties and Authority.

               Employer shall employ Employee as Executive Vice President and Chief Operating Officer, or in such other capacity or capacities as Employer, or its designee, may from time to time prescribe.


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        3.     Restrictions on Outside Business Activities.

               During his employment, Employee shall devote his full business time, energy, and ability exclusively to the business and interests of Employer, and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this Agreement.

               Employee represents to Employer that he has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered under it.

        4.     Term and Termination.

               a. Employer hereby employs Employee and Employee hereby accepts such employment for a period of twelve months commencing as of the date of this Agreement and ending on the first anniversary of such date, unless earlier terminated pursuant to the terms of this Agreement. This Agreement may be renewed for successive twelve month terms on mutual agreement of Employer and Employee.

               b. Employer may immediately terminate this Agreement at any time without notice for cause if Employee commits any act of dishonesty, discloses confidential information, is guilty of misconduct or gross negligence, or acts in any way that has a direct, substantial, and adverse effect on Employer's reputation, or, Employee is the subject of a removal order from a banking regulatory agency.

               c. Employer may immediately terminate this Agreement, and Employee's employment with Employer, at any time without cause and with or without notice. Provided that in the event Employer elects to so terminate this Agreement during the initial term, or any successor term, Employee shall be entitled to be paid his base monthly salary for the remaining term of this Agreement as severance pay. Payment of such severance pay may,


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solely at the option of Employer, be made in equal monthly installments, or in one lump sum.

               d. If, at the end of any calendar month during the initial term or any renewal term of this Agreement, Employee is, and has been, for the three consecutive full calendar months then ending, or for fifty percent or more of the normal working days during the six consecutive full calendar months then ending, unable to perform his duties under this Agreement in his normal and regular manner, due to mental or physical illness or injury, this Agreement shall be then terminated.

               e. If Employee dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated on the last day of the calendar month of his death.

               f. In the event proceedings for liquidation of Employer are commenced by a banking regulatory agency, this Agreement shall be terminated immediately.

               g. Employee may terminate this Agreement upon sixty (60) days written notice to Employer in the event of either of the following:

                      (1) Employer's breach of any material provision of this Agreement; or,

                      (2) Any material changes by Employer in the status, responsibility or position level of Employee.

               h. Upon termination of this Agreement, and except as provided in subparagraph 4c and paragraph 12, the parties agree that Employee shall be entitled to receive only compensation accrued but unpaid as of the date of termination and shall not be entitled to additional compensation of any type whatsoever. Further, upon such termination, Employee shall immediately return to Employer any and all property of Employer which he has in his possession or which he has under his control.

        5.     Compensation.

               a. Employer shall pay Employee a monthly salary of $10,000.00 for all services to be rendered by Employee hereunder. Said salary shall be payable in accordance with normal payroll practices of Employer.


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               b.     All compensation paid or payable to Employee under this
Paragraph shall be subject to customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

        6.     Incentive Compensation.

                      Within thirty days of the end of calendar year 2001, and the end of the calendar year for each successive term hereof, if any, Employee will be given a performance evaluation by Employer's Board of Directors, which shall address his achievement of corporate goals, both quantitative and qualitative. Based upon this evaluation, the Board of Directors will make a decision concerning incentive compensation for Employee, if any. The granting of such compensation and the amount thereof shall be entirely discretionary on the part of the Board of Directors. Such additional compensation, if any, shall be paid to Employee no later than sixty days after calendar year end 2001 or the calendar year end for each successive term hereof, if any, or thirty days after release of Employer's audited financial statements for any such year, whichever is later.

        7.     Vacation, Sick Leave and Other Fringe Benefits.

               a. During the term of this Agreement, or any extension thereof, Employee shall be entitled to accrue paid vacation benefits at the rate of one and two-thirds days per month, up to a maximum accrual of twenty days. At such time as Employee has accrued the maximum vacation benefit permitted hereunder, Employee shall accrue no further vacation benefit unless and until Employee's vacation benefit account is reduced below the maximum permitted. At such time, Employee will begin to accrue vacation benefits again subject to the maximum limitation. To the extent that there is a conflict between the provisions of this subparagraph and the provisions of vacation policies generally applicable to Employer's other employees, the provisions of this subparagraph shall control. It is the intent of the Parties that on at least one occasion per year, Employee shall take a vacation of no less than ten consecutive work days.

               b. Employee shall be entitled to receive an Employer-paid executive physical examination at a mutually agreed upon medical facility in Southern California.


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               c.     Effective on the first date of employment hereunder,
Employer shall grant Employee an option to purchase five thousand shares of The Bank of Hemet common stock at the then current market price, pursuant to the terms of Employer's written Stock Option Plan, the terms of which are specifically incorporated herein. In addition, it is mutually agreed that, in the event that Employer or a holding company formed to acquire Employer offers to acquire common stock of Employer, by means of either a tender offer or a merger, during the initial term of this agreement, Employee agrees that he will not tender or sell to Employer or a holding company any shares of common stock of Employer received from the exercise of the stock option grant referred to above. Further, Employee agrees that during the term of this agreement, or any extension thereof, subsequent to the election of S Corporation tax treatment by Employer, or a holding company having acquired Employer, unless authorized otherwise by Employer, he will only sell common stock received from the exercise of the above referenced stock options to an existing shareholder of the common stock of Employer or a holding company having acquired Employer. To the extent that a conflict should exist between the provisions of this paragraph and Employer's written 1994 Stock Option Plan, the provisions of this paragraph shall control.

               d. Employee shall be entitled to receive all other benefits of employment, including health/life insurance, sick leave, deferred compensation and stock option plan benefits, generally available to Employer's other management employees, if any, when and as he becomes eligible for them. In that regard, Employee shall be eligible to participate in the Employer's group health/life and 401(k) plans immediately on commencement of employment hereunder. To the extent that any such benefits are provided to Employee, whether immediately or otherwise, Employer reserves the right to modify, suspend or discontinue any and all such benefits, policies and/or practices at any time without notice to or recourse by Employee so long as such action is taken generally with respect to all other similarly situated persons and does not single out Employee.

        8.     Expense Reimbursement.

               During the initial term, and any successor term of this Agreement, if any, Employer shall pay or reimburse Employee for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by Employee in


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the performance of Employee's services under this Agreement, provided that
Employee submits proof of such expenses, with the properly completed forms as prescribed from time to time by Employer, no later than 30 days after the end of the monthly period in which such expenses have been so incurred. Further, Employer agrees to reimburse Employee for costs and expenses incurred by Employee for his attendance at conventions, meetings and seminars, as well as expenses associated with special social marketing events, provided such expenditures are approved by Employer's Board of Directors in advance. Employer agrees to reimburse Employee for the cost of Employee's second year tuition in UCLA's Executive MBA program, pursuant to Employer's existing policy covering such reimbursement.

        9.     Files, Records and Proprietary Information.

               a. All books, records, files, documents, and reports concerning Employer and its policies and programs shall belong to and remain the property of Employer and shall be under and subject to the control of Employer at all times during and after the term hereof.

               b. Employee recognizes that Employee's relationship with Employer and its subsidiaries is one of high trust and confidence by reason of Employee's access to and contact with the trade secrets and confidential and proprietary information of Employer and its subsidiaries including, without limitation, information not previously disclosed to the public regarding current and projected revenues, expenses, costs, profit margins and any other financial and budgeting information; marketing and distribution plans and practices; business plans, opportunities, projects and any other business and corporate strategies; product information; names, addresses, terms of contracts and other arrangements with customers, suppliers, agents and employees of Employer and its subsidiaries; confidential and sensitive information regarding other employees, including information with respect to their job descriptions, performance strengths and weaknesses, and compensation; financial and personal information regarding Employer's customers; and other information not generally known regarding the business, affairs and plans of Employer and its subsidiaries (collectively, the "Proprietary Information"). Employee acknowledges and agrees that the Proprietary Information is the exclusive property of Employer and its subsidiaries, and that Employee shall not at any time, either during Employee's employment with Employer or thereafter, disclose to others, or directly or indirectly use for Employee's


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own benefit or the benefit of others, any of the Proprietary Information.

               c. Employee acknowledges that the unauthorized use or disclosure of Proprietary Information would be detrimental to Employer and would reasonably be anticipated to materially impair Employer's value.

               d. Employee's undertakings and obligations under the Paragraph will not apply, however, to any Proprietary Information which: (a) is or becomes generally known to the public through no action on Employee's part;
(b) is approved for release by written authorization of the Board; or, (c) is required to be disclosed by law or governmental or court process or order.

               e. Upon termination of Employee's employment with Employer or at any other time upon request, Employee will promptly deliver to Employer all notes, memoranda, notebooks, drawings, records, reports, written computer code files and other documents (and all copies or reproductions of such materials) in Employee's possession or under Employee's control, whether prepared by Employee or others, which contain Proprietary Information. Employee acknowledges that this material is the sole property of Employer.

        10.    Solicitation of Other Employees.

                      For a period of one year following the termination of employment hereunder, Employee shall not induce or attempt to induce, directly or indirectly, any employee of Employer to discontinue employment with Employer for the purpose of representing a competitor of Employer.

        11.    Injunction.

                      Employee is obligated under this Agreement to render services of a special, unique, unusual, extraordinary, and intellectual character, which give this Agreement peculiar value. The loss of these services cannot be reasonably or adequately compensated by damages granted in an action at law. Accordingly, in addition to other remedies provided by law or this Agreement, Employer shall have the right during the term or any renewal term of this Agreement to obtain injunctive relief against the breach


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of this contract by Employee or the performance of services elsewhere by
Employee, or both.

        12.    Right to Terminate or Assign Agreement.

                      In the event of a merger in which Employer is not the surviving entity, or, of a sale of all or substantially all of Employer's assets, Employer may, at its sole option (1) assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of Employer's business through that merger or sale of assets and obtain that business entity's agreement to assume the obligations and liabilities hereunder, or, (2) on at least thirty days prior written notice to Employee, terminate this agreement effective on the date of the merger or sale of assets and pay Employee the balance of Employee's base salary for the then pending term of this Agreement, either in equal monthly installments or in one lump sum, solely at the option of Employer.

        13.    Rights and Obligations After Notice of Termination.

        If Employee gives notice of termination of this Agreement under Paragraph 4g, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, Employer may, in its sole discretion and subject to its other obligations under this Agreement, relieve Employee of his duties under this Agreement and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

        14.    Indemnification by Employer.

               a. Employer shall, to the maximum extent permitted by law, indemnify and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay, and subject to any legal limitations, advance all expenses, including reasonable attorney fees and costs of court-approved settlements, actually and necessarily incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal, which has been brought against Employee by reason of his service as an Employee of Employer.

               b. The obligations under this Paragraph 14 shall survive the termination of this Agreement.


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        15.    Additional Acts.

               Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary or desirable to carry out the provisions of this Agreement.

        16.    Entire Agreement.

               a. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between them, including all prior employment agreements, whether or not fully performed by Employee before the date of this Agreement. No oral modifications, express or implied, may alter or vary the terms of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties. No Employee or supervisor of Employer is authorized to alter or vary the terms of this Agreement except by written agreement signed by the President of Employer. Any representations contrary to this Agreement, express or implied, written or oral, are hereby disclaimed.

               b. Employee acknowledges that he has been afforded the opportunity to consult with an attorney licensed to practice within the State of California regarding the terms of this Agreement and has had an opportunity to fully negotiate those terms with representatives of Employer. Employee acknowledges that he has not relied on any promise or representation, other than those contained in this Agreement, to induce him to execute it.

        17.    Waiver of Breach or Violation Not Deemed Continuing.

               The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof, nor shall the waiver of any provision hereof be deemed to be a waiver of any other provision, whether or not similar. Any waiver of any provision hereof must be written and signed by the party to be charged to be effective.


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        18.    Notice.

               Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to the President of Employer at its then principal place of business. Any such notice to Employee shall be given in a like manner and, if mailed, shall be addressed to Employee at his home address then shown in Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

        19.    Counterparts.

               This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one and the same Agreement.

        20.    No Assignment.

               Except as provided in Paragraph 12, this Agreement is personal to each of the parties hereto and neither party may assign or delegate any of their rights or obligations hereunder without first obtaining the written consent of the other party.

        21.    Choice of Law.

               This Agreement is entered into in the County of Riverside, State of California, and shall be governed by the laws of the State of California.

        22.    Arbitration.

               a. Employee and Employer agree that any legal or equitable claims or disputes arising out of or in connection with this Agreement will be settled by binding arbitration. This Agreement applies to the following allegations, disputes and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state or local statute, ordinance, or governmental regulations; retaliatory discharge or


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other action; compensation disputes; tortious conduct; contractual violations;
ERISA violations; and other statutory and common law claims and disputes, regardless of whether the statute was enacted or whether the common law doctrine was recognized at the time this Agreement was signed. The arbitration proceedings shall be conducted in Riverside, California in accordance with the arbitration provisions set out in California Code of Civil Procedure section 1280, et seq. in effect at the time a demand for arbitration is made. The provisions of California Code of Civil Procedure section 1283.05 or its successor sections are specifically incorporated in and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with such sections.

               b. One neutral arbitrator shall be used and shall be chosen by mutual agreement of the parties from the list of arbitrators supplied by the Administrator of the San Bernardino, California offices of the Judicial Arbitration and Mediation Services ("JAMS") ("Administrator"). If, within thirty days after an arbitrable dispute has been identified by either party no arbitrator has been chosen, a neutral arbitrator shall be assigned to the dispute by the Administrator. The arbitrator shall issue a written decision and award which shall be exclusive, final, and binding on both parties, their heirs, executors, administrators, successors, and assigns and judgment on the award rendered by the arbitrator may be entered in any court located in Riverside County, California, having jurisdiction thereof. Each party shall pay its own attorneys' fees, and the expenses of its or his own witnesses and all other fees and costs associated with the presentation of his or its case at arbitration. The fees of the arbitrator and any costs associated with the arbitration hearing itself, including chargeable costs incurred by the arbitrator, shall be paid by Employer. By signing this Agreement, Employee and Employer agree to substitute one legitimate dispute resolution forum (arbitration) for another (litigation), and thereby waive the right to have these disputes resolved in court. This substitution involves no surrender of any substantive statutory or common law benefit, protection or defense.

        23.    Miscellaneous.

               a. The section headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.


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               b.     If any provision of this Agreement is held invalid or
unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

        IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

                                         "Employee"


                                         -----------------------------------

                                         /s/ Kevin R. Farrenkopf
                                         -----------------------------------
                                         "Employer"

                                         THE BANK OF HEMET


                                         By:
                                             -------------------------------

                                             /s/ James B. Jaqua
                                             -------------------------------
                                             President



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